Exhibit 99.1

HINES GLOBAL REIT II, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Hines Global REIT II, Inc. (the “Company”), made the following acquisitions since January 1, 2015:

Property Name	Date of Acquisition	Net Purchase Price
Bishop’s Square	March 3, 2015	$103.2 million
Domain Apartments	January 29, 2016	$58.1 million
Cottonwood Corporate Center	July 5, 2016	$139.2 million
Goodyear Crossing II	August 18, 2016	$56.2 million
Rookwood	January 6, 2017	$191.8 million

The unaudited pro forma condensed consolidated statements of operations that follow assume that all 2016 acquisitions described above occurred on January 1, 2015. However, there are no pro forma adjustments for the acquisition of Rookwood included in the unaudited pro forma condensed consolidated financial statements since the financial statements relating to this recent acquisition are not currently required to be filed with the Securities and Exchange Commission (the “SEC”). Additionally, an unaudited pro forma balance sheet is not presented because the Company’s 2015 and 2016 acquisitions were already reflected in the Company’s condensed consolidated balance sheet as of September 30, 2016.

The unaudited pro forma adjustments are based on available information and certain estimates and assumptions that the Company believes are reasonable and factually supportable. The unaudited pro forma condensed consolidated statements of operations are not necessarily indicative of what actual results of operations would have been had the Company made these acquisitions on the first day of the period presented, nor does it purport to represent the results of operations for future periods. The pro forma information should be read in conjunction with the historical consolidated financial statements and notes thereto as filed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, and the Company’s quarterly reports on Form 10-Q.

HINES GLOBAL REIT II, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Nine Months Ended September 30, 2016

	Nine Months Ended September 30, 2016 (unaudited)	Adjustments		Pro Forma
Revenues:
Rental revenue	$14,888,308	$10,882,359	(a)	$25,770,667
Other revenue	508,847	284,491	(a)	793,338
Total revenue	15,397,155	11,166,850		26,564,005
Expenses:
Property operating expenses	$2,765,029	1,857,732	(a)	4,622,761
Real property taxes	890,806	1,288,372	(a)	2,179,178
Property management fees	280,207	281,384	(b)	561,591
Depreciation and amortization	9,873,272	8,652,652	(a)	18,525,924
Acquisition related expenses	1,369,619	(1,284,031)	(c)	85,588
Asset management and acquisition fees	6,136,530	(4,897,491)	(d)	1,239,039
General and administrative expenses	1,587,662	—		1,587,662
Total expenses	22,903,125	5,898,618		28,801,743
Income (loss) before other income (expenses)	(7,505,970)	5,268,232		(2,237,738)
Other income (expenses):
Gain (loss) on derivative instruments	(5,707)	—		(5,707)
Foreign currency gains (losses)	8,041	—		8,041
Interest expense	(1,900,919)	(2,058,516)	(e)	(3,959,435)
Interest income	47,599	2,710		50,309
Net income (loss)	(9,356,956)	3,212,426		(6,144,530)
Net (income) loss attributable to noncontrolling interests	(9,175)	—		(9,175)
Net income (loss) attributable to common stockholders	$(9,366,131)	$3,212,426		$(6,153,705)
Basic and diluted income (loss) per common share	$(0.58)	$—		$(0.38)
Weighted average number of common shares outstanding	16,134,239	—		16,134,239

See notes to unaudited pro forma condensed consolidated statement of operations and notes to unaudited pro forma condensed consolidated financial statements.

Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations for the
Nine Months Ended September 30, 2016

(a)
To record the pro forma effect of the Company’s acquisitions of the Domain Apartments, Cottonwood Corporate Center and Goodyear Crossing II based on their historical results of operations assuming that these acquisitions had occurred on January 1, 2015. Depreciation and amortization were calculated based on the fair values of the investment properties using a useful life of 40 years and intangible lease assets and liabilities using a useful life of the remaining lease terms, which are preliminary and subject to change.

(b)
To record the pro forma effect of the property management fee owed to an affiliate of Hines with respect to Cottonwood Corporate Center (3.0% of gross revenue) and Goodyear Crossing II (2.0% of gross revenue) or a third party with respect to the Domain Apartments (2.5% of gross revenue), assuming that the acquisitions had occurred on January 1, 2015.

(c)	To eliminate the effect of non-recurring acquisition expenses recorded in relation to the Company’s acquisitions.

(d)
To eliminate the effect of the non-recurring acquisition fees (2.25% of the net purchase price of each acquisition) recorded in relation to the Company’s acquisitions. In addition, these adjustments reflect the pro forma effect of the asset management fee (0.75% annually based on the purchase price or most recent appraised value) owed to an affiliate of Hines (net of waivers), assuming the Company’s 2016 acquisitions had occurred on January 1, 2015.

(e)
To record the pro forma effect of interest expense assuming that the Company had approximately $34.3 million in permanent financing in place as of January 1, 2015 with an interest rate of 2.03% at the date of the Domain Apartments acquisition, to record the pro forma effect of interest expense assuming that the Company had approximately $78.0 million in permanent financing in place as of January 1, 2015 and borrowings of $8.0 million under the credit facility with Hines related to the acquisition of Cottonwood Corporate Center. The weighted average interest rate for all of the borrowings used to acquire Cottonwood Corporate Center was 2.91% at the date of acquisition. Also to record the pro forma effect of interest expense assuming that the Company had approximately $29.0 million in permanent financing in place as of January 1, 2015 and borrowings of $14.5 million under the credit facility with Hines related to the acquisition of Goodyear Crossing II. The weighted average interest rate for all of the borrowings used to acquire Goodyear Crossing II was 2.73% at the date of acquisition.

HINES GLOBAL REIT II, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2015

	Year Ended December 31, 2015	Adjustments		Pro Forma
Revenues:
Rental revenue	$9,278,221	$22,860,930	(a)	$32,139,151
Other revenue	132,454	906,495	(a)	1,038,949
Total revenue	9,410,675	23,767,425		33,178,100
Expenses:
Property operating expenses	1,870,552	4,320,391	(a)	6,190,943
Real property taxes	297,598	2,570,796	(a)	2,868,394
Property management fees	128,871	711,555	(b)	840,426
Depreciation and amortization	4,206,600	14,806,494	(a)	19,013,094
Acquisition related expenses	2,962,784	(2,918,349)	(c)	44,435
Advisory and other related party expenses	2,639,645	(264,262)	(d)	2,375,383
General and administrative expenses	1,548,979	—		1,548,979
Total expenses	13,655,029	19,226,625		32,881,654
Income (loss) before other income (expenses)	(4,244,354)	4,540,800		296,446
Other income (expenses):
Gain (loss) on derivative instruments	(40,535)	—		(40,535)
Foreign currency gains (losses)	(12,107)	—		(12,107)
Interest expense	(1,344,779)	(5,262,989)	(e)	(6,607,768)
Interest income	4,209	—		4,209
Net income (loss)	(5,637,566)	(722,189)		(6,359,755)
Net (income) loss attributable to noncontrolling interests	(12,139)	—		(12,139)
Net income (loss) attributable to common stockholders	$(5,649,705)	$(722,189)		$(6,371,894)
Basic and diluted income (loss) per common share	$(1.06)	$—		$(0.63)
Weighted average number of common shares outstanding	5,307,700	4,750,363	(f)	10,058,063

See notes to unaudited pro forma condensed consolidated statement of operations and notes to unaudited pro forma condensed consolidated financial statements.

Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2015

(a)
To record the pro forma effect of the Company’s acquisitions of Bishop’s Square, the Domain Apartments, Cottonwood Corporate Center and Goodyear Crossing II based on their historical results of operations assuming that these acquisitions had occurred on January 1, 2015. Depreciation and amortization were calculated based on the fair values of the investment properties using a useful life of 40 years and intangible lease assets and liabilities using a useful life of the remaining lease terms, which are preliminary and subject to change.

(b)
To record the pro forma effect of the property management fee owed to an affiliate of Hines with respect to Cottonwood Corporate Center (3.0% of gross revenue) and Goodyear Crossing II (2.0% of gross revenue) or a third party with respect to Bishop’s Square (approximately €90,000 per year, or $109,274 per year using the exchange rate in effect on January 1, 2015) and the Domain Apartments (2.5% of gross revenue), assuming that the acquisitions had occurred on January 1, 2015.

(c)	To eliminate the effect of non-recurring acquisition expenses recorded in relation to the Company’s acquisitions.

(d)
To eliminate the effect of the non-recurring acquisition fees (2.25% of the net purchase price of each acquisition) recorded in relation to the Company’s acquisitions. In addition, these adjustments reflect the pro forma effect of the asset management fee (0.75% annually based on the purchase price or most recent appraised value) owed to an affiliate of Hines (net of waivers), assuming the Company’s 2016 acquisitions had occurred on January 1, 2015.

(e)
To record the pro forma effect of interest expense assuming that the Company had approximately €55.2 million ($67.0 million using the exchange rate in effect on January 1, 2015) in permanent financing in place as of January 1, 2015 and borrowings of $45.2 million under the credit facility with Hines related to the acquisition of Bishop’s Square, to record the pro forma effect of interest expense assuming that the Company had approximately $34.3 million in permanent financing in place as of January 1, 2015 related to the acquisition of the Domain Apartments, to record the pro forma effect of interest expense assuming that the Company had approximately $78.0 million in permanent financing in place as of January 1, 2015 and borrowings of $8.0 million under the credit facility with Hines related to the acquisition of Cottonwood Corporate Center, and to record the pro forma effect of interest expense assuming that the Company had approximately $29.0 million in permanent financing in place as of January 1, 2015 and borrowings of $14.5 million under the credit facility with Hines related to the acquisition of Goodyear Crossing II. The weighted average interest rate for all of the borrowings used to acquire Bishop’s Square, the Domain Apartments, Cottonwood Corporate Center and Goodyear Crossing II were 1.8%, 2.03%, 2.91% and 2.73%, respectively, as of the dates of acquisition of each property.

(f)
To record the pro forma effect of the proceeds from the issuance of shares of the Company’s common stock that were used to complete the acquisitions described in (a) above, less amounts received from financing described in (e) above. This adjustment assumes that the Company sold shares at a price of $10.00 per share less an aggregate of $1.08 per share of selling commissions, dealer manager fees and issuer costs.

Pro Forma for the Year Ended December 31, 2015
Cash needed to acquire Bishop’s Square	$—
Cash needed to acquire the Domain Apartments	23,819,500
Cash needed to acquire Cottonwood Corporate Center	53,198,425
Cash needed to acquire Goodyear Crossing II	12,700,000
89,717,925

Net cash received from each share of common stock issued	$8.92

Common stock needed to purchase properties listed above	10,058,063
Less: Historical weighted average common shares outstanding	5,307,700
Weighted average number of common shares outstanding	4,750,363

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(1)  Investment Properties Acquired After January 1, 2015

Bishop’s Square

On March 3, 2015, the Company, through a wholly-owned subsidiary of its operating partnership, acquired Bishop’s Square, a Class A office building located in Dublin, Ireland. Bishop’s Square consists of 153,569 square feet of rentable area and is 100% leased. The net purchase price for Bishop’s Square was $103.2 million, exclusive of transaction costs and working capital reserves.

Domain Apartments

On January 29, 2016, the Company, through a wholly-owned subsidiary of its operating partnership, acquired the Domain Apartments, a multi-family community located in Henderson, Nevada near Las Vegas. The Domain Apartments consist of 308 units with an average unit size of 1,075 square feet located on a 15.5 acre site and is 95% leased. The net purchase price for the Domain Apartments was $58.1 million, exclusive of transaction costs and working capital reserves.

Cottonwood Corporate Center

On July 5, 2016, the Company, through a wholly-owned subsidiary of its operating partnership, acquired Cottonwood Corporate Center, a four-building, Class-A office project located in Cottonwood Heights, Utah, a submarket of Salt Lake City, Utah. Cottonwood Corporate Center consists of 490,030 square feet of net rentable area that is 93% leased. The net purchase price for Cottonwood Corporate Center was $139.2 million, exclusive of transaction costs and working capital reserves.

Goodyear Crossing II

On August 18, 2016, the Company, through a wholly-owned subsidiary of its operating partnership, acquired Goodyear Crossing II, a Class-A industrial warehouse located in Goodyear, Arizona, a submarket of Phoenix, Arizona. Goodyear Crossing II consists of 820,384 square feet of net rentable area that is 100% leased to Amazon.com. The net purchase price for Goodyear Crossing II was $56.2 million, exclusive of transaction costs and working capital reserves.

Rookwood

On January 6, 2017, the Company, through two wholly-owned subsidiaries of its operating partnership, acquired Rookwood Commons and Rookwood Pavilion, two contiguous shopping centers located in Cincinnati, Ohio (collectively referred to as “Rookwood”). Rookwood consists of 600,071 square feet that is, in the aggregate, 97% leased. The net purchase price for Rookwood was $191.8 million exclusive of transaction costs and working capital reserves.

The unaudited pro forma condensed consolidated statements of operations assume that all 2016 acquisitions described above occurred on January 1, 2015. However, as described previously, there are no pro forma adjustments for the acquisition of Rookwood included in the unaudited pro forma condensed consolidated financial statements since the financial statements relating to this recent acquisition are not currently required to be filed with the SEC.